UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2023

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PVH Corp. (the “Company”) announced that Edward Rosenfeld resigned from the Company’s Board of Directors on December 11, 2023 with immediate effect. Steven Madden, Ltd., the company of which Mr. Rosenfeld serves as Chief Executive Officer has been evolving its business, including through acquisitions, and Mr. Rosenfeld wishes to focus his attention on his work at Steven Madden. There is no dispute or disagreement that gave rise to Mr. Rosenfeld’s resignation. Mr. Rosenfeld joined the Board in March 2014.

Mr. Rosenfeld had served as the Chair of the Audit & Risk Management Committee of the Company’s Board of Directors. Brent Callinicos, who has served on the Board since 2014 and has been a member of the Committee since March 2023, has succeeded Mr. Rosenfeld as Chair.

Mr. Callinicos is a Certified Public Accountant with extensive experience working in treasury, financial and accounting roles in public companies and on public company boards (Baidu, Inc. and Rubicon Technologies, Inc.), including service on their audit committees and as the Chair of those committees. Mr. Callinicos’s work experience includes having served as Chief Operating and Chief Financial Officer of Virgin Hyperloop One, Chief Financial Officer of Uber Technologies, Inc., and Vice President, Treasurer and Chief Accounting Officer of Google Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: December 11, 2023